AMENDED SCHEDULE A
                            DATED NOVEMBER 20, 2013
                                     TO THE
                         INVESTMENT ADVISORY AGREEMENT
                           DATED MAY 5, 2008 BETWEEN
                       THE ADVISORS' INNER CIRCLE FUND II
                                      AND
                         FROST INVESTMENT ADVISORS, LLC

The Trust will pay to the Adviser as compensation for the Adviser's services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance the following fee schedule:

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FUND                                                     RATE
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Frost Growth Equity Fund                                 0.65%
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Frost Value Equity Fund                                  0.65%
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Frost Kempner Multi-Cap Deep Value Equity                0.59%
Fund
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Frost Mid Cap Equity Fund                                0.90%
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Frost Small Cap Equity Fund                              1.00% on the first $100 million of average
                                                         daily net assets and
                                                         0.85% on average daily net assets in excess of
                                                         $100 million
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Frost International Equity Fund                          0.95% on the first $150 million of average
                                                         daily net assets and
                                                         0.90% on average daily net assets in excess of
                                                         $150 million
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Frost Natural Resources Fund                             0.80%
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Frost Cinque Large Cap Buy Write Equity                  0.90%
Fund
----------------------------------------------------------------------------------------------------------
Frost Diversified Strategies Fund                        0.80%
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Frost Strategic Balanced Fund                            0.70%
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Frost Total Return Bond Fund                             0.35%
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Frost Credit Fund                                        0.60%
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Frost Low Duration Bond Fund                             0.35%
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Frost Municipal Bond Fund                                0.35%
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Frost Kempner Treasury and Income Fund                   0.35%
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                                      A-1